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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-3792 and No. 33-99668 of ChatCom, Inc. on Form S-3 of our report dated June 20, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt regarding the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of ChatCom, Inc. for the year ended March 31, 1997.

DELOITTE & TOUCHE LLP


Los Angeles, California
July 28, 1997